Execution Version

AMENDMENT NO. 2, dated as of February 19, 2020 (this “Amendment”), to the Credit Agreement dated as of December 11, 2017 (as amended by Amendment No. 1, dated January 12, 2018 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CIRCOR INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the other Credit Parties party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Term Loan Administrative Agent and as Collateral Agent, TRUIST BANK (fka SunTrust Bank), as the Revolver Administrative Agent, Swing Line Lender and an LC Issuer and each other Lender and LC Issuer from time to time party thereto (collectively, the “Lenders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
WHEREAS, Section 11.12 of the Credit Agreement provides that any amendment which shall have the effect of extending or postponing the expiration date of any Letter of Credit beyond the latest expiration date for a Letter of Credit provided for in the Credit Agreement shall require the consent of the Borrower, the Administrative Agents, the LC Issuers and each Revolving Lender;
WHEREAS, the Borrower, the Administrative Agents, the LC Issuers and the Revolving Lenders desire to amend Section 2.05 of the Credit Agreement in order to permit the issuance, subject to the term and conditions of the Credit Agreement, of up to $30,000,000 of Letters of Credit with an expiry date (including any renewal periods) occurring later than two years from the date of issuance thereof but prior to 5 Business Days prior to the Revolving Facility Termination Date;
WHEREAS, the Borrower requested that the LC Issuers issue and the LC Issuers issued Letters of Credit with an expiry date (including any renewal periods) occurring later than two years from the date of issuance thereof but prior to 5 Business Days prior to the Revolving Facility Termination Date in excess of the aggregate amount permitted under Section 2.05(a) prior to the date hereof;
WHEREAS, the Required Revolving Lenders may consent to a waiver that by its terms affects the rights or duties under the Credit Agreement of the Required Revolving Lenders (but not Lenders holding Loans or Commitments of any Other Class);
WHEREAS, the Required Revolving Lenders wish to waive any defaults that have occurred under the Credit Agreement prior to the date hereof solely in respect of such Letters of Credit exceeding the aggregate amount permitted under Section 2.05(a) prior to the date hereof;
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
SECTION 1. Amendments. The penultimate sentence of Section 2.05(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to Section 2.05(c) below, each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (x) two years from the date of issuance thereof, or (y) 5 Business Days prior to the Revolving Facility Termination Date; provided that, at the sole discretion of the applicable LC Issuer, up to $30,000,000 in aggregate amount of Letters of Credit may have an expiry date (including any renewal periods) occurring later than two years from the date of issuance thereof but prior to 5 Business Days prior to the Revolving Facility Maturity Date.”
SECTION 2.     Limited Waiver. The Required Revolving Lenders hereby agree to waive any default that has occurred prior to the date hereof solely as a result of the LC Issuers having issued Letters of Credit with an expiry date (including any renewal periods) occurring later than two years from the date of issuance thereof but prior to 5 Business Days prior to the Revolving Facility Termination Date in excess of the aggregate amount permitted under Section 2.05(a) prior to the date hereof.
SECTION 3.     Effectiveness. Sections 1 and 2 of this Amendment shall become effective on the date that the Administrative Agents shall have received counterparts to this Amendment, duly executed by the Borrower, each Administrative Agent, each LC Issuer and each Revolving Lender. This Amendment is a “Loan Document” for purposes of the Credit Agreement and the other Loan Documents.
SECTION 4.     Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in different counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging (including in .pdf format) shall be effective as delivery of a manually executed counterpart hereof.
SECTION 5.     Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.     Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 7.     Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agents or the LC Issuers, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document (for avoidance of doubt, in each case, as altered, modified or amended as expressly set forth herein) is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.

[Signature Pages Follow]
(a)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
CIRCOR INTERNATIONAL, INC.
By:    /s/ Tanya L. Dawkins
    Name: Tanya L. Dawkins
    Title: VP, Treasurer

[Signature Page to Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Term Loan Administrative Agent and Revolving Lender
By:    /s/ Michael Strobel
    Name: Michael Strobel
    Title: Vice President
By:    /s/ Philip Tancorra
    Name: Philip Tancorra
    Title: Associate

[Signature Page to Amendment]

TRUIST BANK (fka SunTrust Bank), as Revolver Administrative Agent, LC Issuer and Revolving Lender
By:    /s/ Lisa Garling
    Name: Lisa Garling
    Title: Director

[Signature Page to Amendment]

CITIZENS BANK, N.A., as Revolving Lender and LC Issuer
By:    /s/ Caroline Conole
    Name: Caroline Conole
    Title: Assistant Vice President

[Signature Page to Amendment]

HSBC BANK USA, N.A., as Revolving Lender and LC Issuer
By:    /s/ Joanna London
    Name: Joanna London
    Title: Vice President

[Signature Page to Amendment]

KEYBANK NATIONAL ASSOCIATION, as Revolving Lender
By:    /s/ Brian P. Fox
    Name: Brian P. Fox
    Title: Senior Vice President

[Signature Page to Amendment]